UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2011

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 3, 2011, Tetra Tech, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the annual meeting of stockholders held March 1, 2011 on a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.  The Company’s Board of Directors has since evaluated the results of that non-binding advisory vote and made a determination as to whether the Company will submit future non-binding votes on executive compensation to the stockholders for consideration every one, two or three years.  This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07. Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Board of Directors’ determination.  No other changes are being made to the Original 8-K.

Item 5.07.                             Submission of Matters to a Vote of Security Holders.

As reported in the Company’s Original 8-K, at the annual meeting of stockholders held March 1, 2011, a non-binding advisory vote was held regarding the frequency of future non-binding advisory votes to approve the compensation of named executive officers.  A majority of the shares voted for the Company to holding non-binding advisory votes every year.  In light of this result and after further discussion by the Board of Directors, the Board determined that the Company would hold non-binding advisory votes to approve the compensation of named executive officers every year until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: April 13, 2012	By:	/S/ JANIS B. SALIN
Janis B. Salin
Senior Vice President, General Counsel and
Secretary